UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2009

ESPRE SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51577	68-0576847
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5700 W. Plano Parkway, Suite 2600, Plano, Texas 75093
(Address of Principal Executive Offices)

(214) 254-3708
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed in the Current Report on Form 8-K filed on January 30, 2009 by Espre Solutions, Inc. (the “Company”) with the Securities and Exchange Commission, on January 30, 2009, the Company filed a voluntary petition (the “Petition”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Court”), in the proceeding titled In re: Espre Solutions, Inc., Case # 09-30572-HDH-11.

On February 19, 2009, the Company filed Schedules A-H (the “Schedules”) and Statement of Financial Affairs (the “SOFA”) (collectively, the “Bankruptcy Materials”) with the Court. The Bankruptcy Materials contain unaudited summary financial information relating to the Company’s assets and liabilities in the form required under the Code and the rules and regulations thereunder as of January 30, 2009. The Bankruptcy Materials are available to the public via the Court’s Case Management/Electronic Case Filing system at https://ecf.txnb.uscourts.gov (NOTE – you must be CM/ECF registered user to access same) and in paper format at the following address: Bankruptcy Clerk’s Office, Earle Cabell Building, U.S. Courthouse 1100 Commerce Street - Room 1254 Dallas, TX 75242-1496 (telephone number: 800-442-6850 – ext. 2600 [automated help desk]) Additionally, the Bankruptcy Clerk’s Office maintains a Voice Case Information System which may be accessed by calling 800-886-9008. Copies of the Bankruptcy Materials are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The Bankruptcy Materials contain financial information that has not been audited or reviewed by independent registered accountants and is not presented in accordance with generally accepted accounting principles. The information contained in the Bankruptcy Materials has been prepared in accordance with the Code and the rules and regulations thereunder and was not prepared for the purpose of providing a basis for an investment decision relating to any securities of the Company. The Bankruptcy Materials also contain information for periods which are shorter or otherwise different from those required by the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, and such information may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in its financial statements or in its reports pursuant to the Exchange Act or the rules and regulations thereunder. Results set forth in the Bankruptcy Materials should not be viewed as indicative of future results. There can be no assurance that the Bankruptcy Materials are complete. The Company may amend, supplement or otherwise change the information contained in the Bankruptcy Materials at a future date.

The Company is in the process of preparing a proposed plan of liquidation/reorganization (the “Plan”) to be filed with the Bankruptcy Court. Any such Plan will call for the sale or other disposition of the Company’s assets or a sale of newly issued stock and the distribution of all the net proceeds from such disposition to the Company’s creditors according to the priorities set forth in the Plan and as may be required by the Bankruptcy Code. The existing officers and directors of the Company will continue to oversee operation of the Company’s business as a debtor in possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code, and subject to the requirements of the Bankruptcy Code, which include court approval of matters outside the ordinary course of business.

The Company believes that the equity of the Company has, and will continue to have, no value because of a default called by the Company’s principal secured lender, Dalcor, Inc. and that any Chapter 11 plan confirmed by the Bankruptcy Court will result in the elimination of the equity interests of all of the Company’s stockholders (though their rights to distribution of any funds which may remain will not be affected).  The Company anticipates that it will take approximately three to four months to complete its liquidation process; however, any and  all Chapter 11 plans that may be proposed will be subject to obtaining all necessary approvals, including but not limited to creditor votes and judicial determinations of confirm ability. There can be no assurance, therefore, as to how long it may take to complete the Company’s liquidation/re-organization process and whether there will be any distributions available to shareholders of the Debtor.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Statement of Financial Affairs filed with United States Bankruptcy Court on February 19, 2009.
99.2	Standardized Bankruptcy Schedules A – H, filed with United States Bankruptcy Court on February 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2009	/s/ William Hopke
William Hopke, President